FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING ANNOUNCES FIRST QUARTER 2012 RESULTS
Continues Strong Cash Generation and Accelerates Debt Repayment

EL PASO, Texas - May 3, 2012 - Western Refining, Inc. (NYSE: WNR) today reported first quarter 2012 net income, excluding special items, of $85.1 million, or $0.81 per diluted share. This compares to first quarter 2011 net income, excluding special items, of $25.4 million, or $0.27 per diluted share. Including special items, the Company recorded a first quarter 2012 net loss of $53.5 million, or $0.60 per diluted share as compared to net income of $12.2 million, or $0.13 per diluted share for the first quarter of 2011. The special item in the first quarter of 2012 was a non-cash unrealized pre-tax hedging loss of $218.0 million. The quarter on quarter improvement in net income, excluding special items, was due in large part to higher refining margins resulting from the price advantage of WTI crude oil as compared to Brent crude oil. A reconciliation of reported earnings and description of special items can be found in the accompanying financial tables.
Jeff Stevens, Western's President and Chief Executive Officer, said, “We are pleased with our first quarter results and the positive momentum that we continue to achieve. Refining margins, particularly in our geographic areas, strengthened during the quarter and exceeded what we achieved in the same quarter last year. The stronger margins, along with our continued focus on cost and operational improvements, contributed to our solid performance."
Continuing, Stevens said, "In this current environment, we have the opportunity to further strengthen our balance sheet. We have accelerated our targeted debt reduction for the year to $150 to $175 million. On March 1, we made a $30 million prepayment on our term loan and on April 30, we made an additional $75 million prepayment on our term loan for a total year-to-date debt prepayment of $105 million.”
For the first quarter of 2012, Adjusted EBITDA was $183.0 million compared to Adjusted EBITDA of $111.7 million for the first quarter of 2011. Total debt as of March 31, 2012, was $777.0 million and cash was $374.3 million, including restricted cash of $153.3 million. This resulted in net debt of $402.7 million at the end of the quarter.
Commenting on the second quarter, Stevens said, “The widening price differentials between WTI Cushing crude oil and WTI Midland crude oil are contributing to refining margins that are stronger than those in the first quarter. The current margin environment, the location of our assets, our access to discounted crude oils, the recent improvements in our balance sheet, and our on-going capital investments, position Western well.”

Conference Call Information
A conference call is scheduled for Thursday, May 3, 2012, at 1:00 p.m. ET to discuss Western's financial results. A slide presentation will be available for reference during the conference call. The call, press release, and slide presentation can be accessed on the Investor Relations section on Western's website, www.wnr.com. The call can also be heard by dialing (866) 566-8590 or (702) 224-9819, passcode: 68989715. The audio replay will be available two hours after the end of the call through May 10, 2012, by dialing (800) 585-8367 or (404) 537-3406, passcode: 68989715.

Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded the impact of the non-cash unrealized net gains and losses from our commodity hedging activities and the non-cash loss on extinguishment of debt for the first quarters ended March 31, 2012 and 2011. We have excluded these amounts to provide a better analysis of changes in our business from period-to-period.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso and Gallup, New Mexico. Western's asset portfolio also includes stand-alone refined products terminals in Albuquerque and Bloomfield, New Mexico, asphalt terminals in Albuquerque, El Paso, and Phoenix and Tucson, Arizona, retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Maryland, Nevada, New Mexico, Texas, and Virginia. More information about the Company is available at www.wnr.com.

Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements contained herein include statements about: the price differential between WTI and Brent crude oils as well as the price differential between WTI Midland and WTI Cushing crude oils; the positive momentum of the Company; further strengthening of the Company's balance sheet; accelerated debt reduction targets; on-going access to discounted crude oils; our opportunity for further balance sheet improvements; and on-going capital investments. These statements are subject to the general risks inherent in our business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western's business and operations involve numerous risks ands uncertainties, many of which are beyond Western's control, which could result in Western's expectations not being realized. or otherwise materially affect Western's financial condition, results of operations,, and cash flows. Additional information relating to the uncertainties affecting Western's business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
The following tables set forth our summary historical financial and operating data for the periods indicated below:

	Three Months Ended March 31,
	2012	2011
	(In thousands, except per share data)
Statements of Operations Data
Net sales (1)	$2,339,212	$1,839,588
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	2,236,502	1,612,727
Direct operating expenses (exclusive of depreciation and amortization) (1)	115,581	111,007
Selling, general, and administrative expenses	25,781	24,027
Loss (gain) on disposal of assets	(1,891)	(3,630)
Maintenance turnaround expense	450	—
Depreciation and amortization	22,764	35,371
Total operating costs and expenses	2,399,187	1,779,502
Operating income (loss)	(59,975)	60,086
Other income (expense):
Interest income	193	92
Interest expense and other financing costs	(24,122)	(34,492)
Amortization of loan fees	(1,807)	(2,335)
Loss on extinguishment of debt	—	(4,641)
Other, net	1,562	288
Income (loss) before income taxes	(84,149)	18,998
Provision for income taxes	30,645	(6,773)
Net income (loss)	$(53,504)	$12,225
Basic earnings (loss) per share	$(0.60)	$0.13
Diluted earnings (loss) per share	$(0.60)	$0.13
Cash dividends declared per common share	$0.08	$—
Weighted average basic shares outstanding	89,343	88,367
Weighted average dilutive shares outstanding	89,343	88,367
Cash Flow Data
Net cash provided by (used in):
Operating activities	$42,843	$(21,041)
Investing activities	45,114	828
Financing activities	(37,791)	(27,766)
Other Data
Adjusted EBITDA (2)	$182,983	$111,685
Capital expenditures	(22,238)	(10,779)
Balance Sheet Data (at end of period)
Cash and cash equivalents	$220,995	$11,933
Restricted cash	153,287	—
Working capital	577,060	365,577
Total assets	2,483,594	2,681,777
Total debt	777,009	1,053,880
Stockholders’ equity	764,439	693,123

(1)
Excludes $1,272.4 million and $1,100.9 million of intercompany sales; $1,270.8 million and $1,098.6 million of intercompany cost of products sold; and $1.6 million and $2.3 million of intercompany direct operating expenses for the three months ended March 31, 2012 and 2011, respectively.

(2)
Adjusted EBITDA represents earnings before interest expense and other financing costs, amortization of loan fees, provision for income taxes, depreciation, amortization, maintenance turnaround expense, and certain other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under United States generally accepted accounting principles, or GAAP. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA), acquisitions, and certain non-cash charges, which are items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Our calculation of Adjusted EBITDA may differ from the Adjusted EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income (loss) to Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
	2012	2011
	(In thousands)
Net income (loss)	$(53,504)	$12,225
Interest expense and other financing costs	24,122	34,492
Provision for income taxes	(30,645)	6,773
Amortization of loan fees	1,807	2,335
Depreciation and amortization	22,764	35,371
Maintenance turnaround expense	450	—
Loss on extinguishment of debt	—	4,641
Unrealized loss on commodity hedging transactions (a)	217,989	15,848
Adjusted EBITDA	$182,983	$111,685

(a)Adjusted EBITDA for the three months ended March 31, 2011 as previously reported has been increased by $15.8 million for the impact of unrealized losses related to our commodity hedging transactions. We believe this to be a better representation of EBITDA given the non-cash, potentially volatile nature of commodity hedging.

Refining Segment

	Three Months Ended March 31,
	2012	2011
	(In thousands, except per barrel data)
Statement of Operations Data:
Net sales (including intersegment sales)	$2,143,637	$1,710,717
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	2,093,545	1,538,166
Direct operating expenses (exclusive of depreciation and amortization)	75,109	81,137
Selling, general, and administrative expenses	6,510	6,202
Loss (gain) on disposal of assets, net	(1,382)	(3,630)
Maintenance turnaround expense	450	—
Depreciation and amortization	18,699	31,052
Total operating costs and expenses	2,192,931	1,652,927
Operating income (loss)	$(49,294)	$57,790
Key Operating Statistics
Total sales volume (bpd) (2)	186,291	164,270
Total refinery production (bpd)	142,841	119,504
Total refinery throughput (bpd) (3)	144,831	121,549
Per barrel of throughput:
Refinery gross margin (4)	$3.80	$15.77
Gross profit (4)	2.38	12.93
Direct operating expenses (5)	5.70	7.42

The following tables set forth our summary refining throughput and production data for the periods and refineries presented:
All Refineries

	Three Months Ended March 31,
	2012	2011
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	74,815	66,639
Diesel and jet fuel	59,303	46,294
Residuum	4,327	3,553
Other	4,396	3,018
Liquid products	142,841	119,504
By-products (coke)	—	—
Total refinery production (bpd)	142,841	119,504
Refinery throughput (bpd):
Sweet crude oil	109,402	93,992
Sour or heavy crude oil	22,543	16,413
Other feedstocks and blendstocks	12,886	11,144
Total refinery throughput (bpd) (3)	144,831	121,549

El Paso Refinery

	Three Months Ended March 31,
	2012	2011
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	58,453	49,884
Diesel and jet fuel	52,604	39,544
Residuum	4,327	3,553
Other	3,507	2,186
Total refinery production (bpd)	118,891	95,167
Refinery throughput (bpd):
Sweet crude oil	87,829	72,023
Sour crude oil	22,543	16,413
Other feedstocks and blendstocks	10,022	8,220
Total refinery throughput (bpd) (3)	120,394	96,656
Total sales volume (bpd) (2)	154,882	131,444
Per barrel of throughput:
Refinery gross margin (4)	$21.30	$18.70
Direct operating expenses (5)	4.57	5.91

Gallup Refinery

	Three Months Ended March 31,
	2012	2011
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	16,362	16,755
Diesel and jet fuel	6,699	6,750
Other	889	832
Total refinery production (bpd)	23,950	24,337
Refinery throughput (bpd):
Sweet crude oil	21,573	21,969
Other feedstocks and blendstocks	2,864	2,924
Total refinery throughput (bpd) (3)	24,437	24,893
Total sales volume (bpd) (2)	31,346	32,826
Per barrel of throughput:
Refinery gross margin (4)	$21.54	$19.70
Direct operating expenses (5)	8.56	6.70

The following table reconciles combined gross profit for all refineries to combined gross margin for all refineries for the periods presented:

	Three Months Ended March 31,
	2012	2011
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$2,143,637	$1,710,717
Cost of products sold (exclusive of depreciation and amortization)	2,093,545	1,538,166
Depreciation and amortization	18,699	31,052
Gross profit	31,393	141,499
Plus depreciation and amortization	18,699	31,052
Refinery gross margin	$50,092	$172,551
Refinery gross margin per refinery throughput barrel	$3.80	$15.77
Gross profit per refinery throughput barrel	$2.38	$12.93

(1)
Cost of products sold for the combined refining segment includes $218.0 million and $14.9 million of net non-cash unrealized hedging losses for the three months ended March 31, 2012 and 2011, respectively.

(2)	Sales volume includes sales of refined products sourced primarily from our refinery production as well as some refined products purchased from third parties.

(3)	Total refinery throughput includes crude oil and other feedstocks and blendstocks.

(4)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold (which includes net non-cash unrealized hedging losses) by our refineries’ total throughput volumes for the respective periods presented. Net realized and net non-cash unrealized economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

(5)
Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

Wholesale Segment

	Three Months Ended March 31
	2012	2011
	(In thousands, except per gallon data)
Statement of Operations Data
Net sales (including intersegment sales)	$1,192,064	$1,046,021
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,166,531	1,010,150
Direct operating expenses (exclusive of depreciation and amortization)	18,322	15,770
Selling, general, and administrative expenses	2,315	2,046
Loss (gain) on disposal of assets	(509)	—
Depreciation and amortization	954	1,136
Total operating costs and expenses	1,187,613	1,029,102
Operating income	$4,451	$16,919
Operating Data
Fuel gallons sold (in thousands)	367,228	360,094
Fuel margin per gallon (1)	$0.06	$0.09
Lubricant sales	$31,726	$26,176
Lubricant margin (2)	9.9%	12.2%

	Three Months Ended March 31,
	2012	2011
	(In thousands, except per gallon data)
Net Sales
Fuel sales	$1,238,390	$1,103,362
Excise taxes included in fuel sales	(87,243)	(91,551)
Lubricant sales	31,726	26,176
Other sales	9,191	8,034
Net sales	$1,192,064	$1,046,021
Cost of Products Sold
Fuel cost of products sold	$1,220,695	$1,075,127
Excise taxes included in fuel cost of products sold	(87,243)	(91,551)
Lubricant cost of products sold	28,599	22,976
Other cost of products sold	4,480	3,598
Cost of products sold	$1,166,531	$1,010,150
Fuel margin per gallon (1)	$0.06	$0.09

(1)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our wholesale segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(2)
Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricant cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Retail Segment

	Three Months Ended March 31,
	2012	2011
	(In thousands, except per gallon data)
Statement of Operations Data
Net sales (including intersegment sales)	$275,913	$183,743
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	247,252	163,053
Direct operating expenses (exclusive of depreciation and amortization)	23,726	16,351
Selling, general, and administrative expenses	1,940	1,126
Depreciation and amortization	2,517	2,436
Total operating costs and expenses	275,435	182,966
Operating income	$478	$777
Operating Data
Fuel gallons sold (in thousands)	67,572	46,275
Fuel margin per gallon (1)	$0.16	$0.15
Merchandise sales	$56,539	$43,646
Merchandise margin (2)	28.4%	28.3%
Operating retail outlets at period end	210	150

	Three Months Ended March 31,
	2012	2011
	(In thousands, except per gallon data)
Net Sales
Fuel sales	$235,605	$151,706
Excise taxes included in fuel sales	(26,489)	(17,929)
Merchandise sales	56,539	43,646
Other sales	10,258	6,320
Net sales	$275,913	$183,743
Cost of Products Sold
Fuel cost of products sold	$225,048	$144,752
Excise taxes included in fuel cost of products sold	(26,489)	(17,929)
Merchandise cost of products sold	40,484	31,308
Other cost of products sold	8,209	4,922
Cost of products sold	$247,252	$163,053
Fuel margin per gallon (1)	$0.16	$0.15

(1)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the convenience store industry to measure operating results related to fuel sales.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

Reconciliation of Special Items
We present certain additional financial measures below and elsewhere in this press release that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business without. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended March 31,
	2012	2011
	(In thousands, except per gallon data)
Reported diluted earnings (losses) per share	$(0.60)	$0.13
Income (loss) before income taxes	$(84,149)	$18,998
Unrealized loss on commodity hedging transactions	217,989	15,848
Loss on extinguishment of debt	—	4,641
Earnings before income taxes excluding special items	133,840	39,487
Recomputed income taxes after special items	(48,718)	(14,097)
Net income excluding special items	$85,122	$25,390
Diluted earnings per share excluding special items	$0.81	$0.27

Diluted earnings per share, excluding special items, includes tax-effected interest related to our convertible debt in the numerator and it includes 20.3 million as if converted shares for our convertible debt and restricted stock in the denominator.